UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2013

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b) On February 11, 2013, Thomas Schreck submitted his resignation from the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”), effective immediately. Mr. Schreck served in the class of directors whose term of office expires at the Company’s 2015 Annual Meeting of Stockholders. Mr. Schreck’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Effective immediately upon Mr. Schreck’s resignation from the Board, the Board elected Adrian Adams to the Board, to serve in the class of directors whose term of office expires at the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Adams’ election was recommended to the Board by the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”). Mr. Adams was also named as a member of the Compensation and the Governance Committees, effective immediately upon his election to the Board. Mr. Adams was also named as the Chairman of the Board, effective immediately upon his election to the Board.

In accordance with the Company’s Director Compensation Policy, as amended, Mr. Adams is entitled to receive a $40,000 annual retainer for service as a Board member. Additionally, Mr. Adams will receive a supplemental annual retainer of $20,000 as the Chairman of the Board, an annual retainer of $3,750 as a member of Compensation Committee and an annual retainer $3,000 as a member of Governance Committee.

In connection with his election to the Board, Mr. Adams, as a non-employee director and pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and the Director Compensation Policy, was granted an option to purchase 15,000 shares of Common Stock (the “Initial Option”) on February 11, 2013. The Initial Option vests as to 1/36th of the shares subject to the option per month on an equal monthly basis over a three-year period. Additionally, on the date of each Annual Meeting of Stockholders in which he is elected or is then serving as a director, Mr. Adams will receive a grant of a stock option to purchase 15,000 shares of Common Stock, which will vest as to 1/24th of the shares subject to the option on an equal monthly basis over a two-year period. All these options will be granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant, and shall be entitled to full vesting acceleration as of immediately prior to the effective date of certain change in control transactions involving the Company, such as our liquidation or a dissolution of or an event that results in a material change in the ownership of the Company.

The Company also entered into a standard form of indemnification agreement with Mr. Adams (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Adams, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-170594), as amended, as filed on January 7, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Adams and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Adams and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Adams and the Company.

A copy of the Company’s press release announcing the appointment of Mr. Adams is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
	Name:	James H. Welch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 12, 2013.